                                                                    Exhibit 21.1



                         Subsidiaries of the Registrant

                    Name          Jurisdiction of Incorporation or Organization
                    ----          ---------------------------------------------
Ag-Seed Research Pty. Ltd.                             AUS
Agroseed Corp.                                         PHI
Alkagro Chemical Trading KFT                           HUN
Alkagro Europe s.p.r.l.                                BEL
Asgrow SA                                              FRA
Asgrow Seed Company LLC                                DELAWARE, USA
Beijing New Millennium Fengrui Crop Science            BEJ
Bretco Ltd.                                            MAU
Calgene LLC                                            DELAWARE, USA
Cardel Agricolture, S.A. (Spain Branch)                SPA
Cardel Agro SAS                                        FRA
CDM Mandiyu SRL                                        ARG
Centrogen Holdings Pty. Ltd.                           AUS
Cereon Genomics LLC                                    DELAWARE, USA
Charoen Seeds Company Ltd.                             THAI
Chemstrand Overseas S.A.                               PAN
China National Seed Group Corporation                  PRC
Complejo Asgrow Semillas SL                            SPA
Corn States Hybrid Service LLC                         IOWA, USA
Corn States International SA                           FRA
Corporacion Agraria S.L.                               SPA
Corporacion Semillas de Venezuela SRL                  VEN
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D&M Brasil Algodao Itda.                               BRA
D&M International LLC                                  MISSOURI, USA
Danagri APS                                            DENM
DEKALB-Ayala Philippine Research Co.                   PHI
DEKALB Genetics Corporation                            DELAWARE, USA
Dnepr                                                  URK
Ecogen, Inc.                                           DELAWARE, USA
GeneTrace Systems, Inc.                                CALIFORNIA, USA
Holdens Foundation Seeds LLC                           IOWA, USA
Hope Properties LLC                                    DELAWARE, USA
Hybritech C. R. sro                                    CZECH
Hybritech SNC                                          FRA
Jablo Plant Protection Limited                         UK
Korag Co. 50%                                          KOR
KWS Sunflower Research                                 GER
Lan Invest                                             UKR
Leonard Construction Company                           DELAWARE, USA
Lexphc Inc.                                            DELAWARE, USA
Liaoning Dongya Seed Company                           PRC
Limagrain Canada Ltd.                                  CAN
Maharashtru Hybrid Seeds Co. Ltd.                      INDIA
Mallard Rice, LLC                                      DELAWARE, USA
MDM Maela Ltd.                                         BRA
Mendel Biotechnology, Inc.                             CALIFORNIA, USA
MonGard Ltd.                                           BER
Monsanto (India) Ltd.                                  INDIA
Monsanto (Shangai) Company Ltd.                        PRC
Monsanto Ag Products LLC                               DELAWARE, USA
Monsanto Ag Technologies, LLC                          DELAWARE, USA

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Monsanto Agrar Deutschland GmbH                        GER
Monsanto Agricola de Nicaragua SA                      NIC
Monsanto Agricola Honduras SA                          HOND
Monsanto Agricoltura Italia S.p.A.                     ITA
Monsanto Agricultura Espana SL                         SPA
Monsanto Agriculture France SAS                        FRA
Monsanto Argentina S. A. I. C.                         ARG
Monsanto Bangladesh Ltd.                               BAN
Monsanto C. R. sro                                     CZECH
Monsanto Canada Inc.                                   CAN
Monsanto Caribe LLC                                    DELAWARE, USA
Monsanto Central Africa Inc.                           DELAWARE, USA
Monsanto Centroamerica (El Salvador) SA                ELS
Monsanto Chemicals of India Ltd.                       INDIA
Monsanto Colombiana Inc.                               DELAWARE, USA
Monsanto Comercial SA de CV                            MEX
Monsanto Crop Sciences Danmark S.A.                    DENM
Monsanto Crop Sciences Ireland Ltd.                    IRE
Monsanto Crop Sciences Netherland B.V.                 NET
Monsanto II-Produtos Quimicos e Agricolas,             POR
 Sociedade Unipessoal, Lda
Monsanto Crop Sciences Norway AS                       NOR
Monsanto Crop Sciences Sweden AB                       SWE
Monsanto de Costa Rica SA                              C. RICA
Monsanto Dominicana Inc.                               DELAWARE, USA
Monsanto Ecutoriana SA                                 ECU

Monsanto Enviro-Chem Systems Inc.                      DELAWARE, USA
Monsanto Europe N.V./S.A.                              BEL
Monsanto Far East Ltd                                  HK
Monsanto Finance AG                                    SWI
Monsanto Gida vd Tarim Ticaret Limited                 TUR
 Sirketi
Monsanto Guatemala Inc.                                DELAWARE, USA
Monsanto Hellas EPE                                    GRE
Monsanto Holdings Ltd.                                 INDIA
Monsanto UK Holding Company                            UK
Monsanto Imperial Chem. Indus.Am.Inc.                  DELAWARE, USA
Monsanto Interamerica Inc.                             DELAWARE, USA
Monsanto International Sales Co. Inc.                  USVI
Monsanto Invest N.V.                                   NET
Monsanto Japan Ltd (Ag)                                JAP
Monsanto Kenya (Uganda Branch)                         UGA
Monsanto Kenya Ltd.                                    KEN
Monsanto Kereskedelmi (Trading) KFT                    HUN
Monsanto Korea Inc.                                    DELAWARE, USA
Monsanto Ltd.                                          MALAWI
Monsanto Mauritius Ltd.                                MAU
Monsanto New Zealand Ltd.                              NZ
Monsanto Overseas SA                                   PAN
Monsanto Oy                                            FIN

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Monsanto Participacoes Ltda                            BRA
Monsanto Philippines, Inc.                             PHI
Monsanto Polska SP Z.00                                POL
Monsanto Produccion y Servios SA de cv                 MEX
Monsanto Research Corp.                                DELAWARE, USA
Monsanto Romania S.I.                                  ROM
Monsanto Russia ZAO                                    RUS
Monsanto SAS                                           FRA
Monsanto Seeds Pakistan Ltd.                           PAK
Monsanto Seeds Vietnam, Ltd.                           VTN
Monsanto Services International S.A./N.V.              BEL
Monsanto Slovakia s.r.o.                               SLO
Monsanto South Africa (Pty) Ltd                        SAF
Monsanto Tanzania Ltd.                                 TANZ
Monsanto Technologies LLC                              DELAWARE, USA
Monsanto Thailand Ltd.                                 THAI
Monsanto U.K. Ltd.                                     UK
Monsanto Ukraine Ltd.                                  UKR
Monsanto Venezuela CA                                  VEN
Monsanto West Africa, Inc.                             DELAWARE, USA
MonSoy S.A.                                            BRA
MonSure Ltd                                            BER
Moviagro Technologia Agricola S.A.                     CHILE
Mycogen Corporation                                    CALIFORNIA, USA

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Nidus Center for Scientific Enterprise                 MISSOURI, USA
Olympia Industries INC.                                DELAWARE, USA
P.T. Branita Sandhini                                  INDON
P.T. Monagro Kimia                                     INDON
P.T. Monfori Nusantara                                 INDON
P4 Production LLC                                      DELAWARE, USA
Polyplant Limited                                      UK
Renessen LLC                                           DELAWARE, USA
Seed Company of Zimbabwe Ltd.                          ZIM
Seed Company of Zingjiang AIC Corporation              PRC
Semillas Mexicanes SA de CV                            MEX
Sensako Ltd.                                           SAF
Servicios de Venta Directa SA                          ARG
Shaanxi Province Seed Group Corporation                PRC
Sockalb G.I.E.                                         FRA
Twinagro Ltd.                                          UK
Vigortech Inc.                                         NEBRASKA, USA
Weedbug Mfg Pty Ltd                                    AUS
Weedbug Pty Ltd                                        AUS
Weedbug Services NZ Pty Ltd                            NZ
Weedbug Services Pty Ltd                               AUS
Zooagra de Venezuela SA                                VEN